Exhibit 99.1
FOR IMMEDIATE RELEASE
May 8, 2019
THE WALT DISNEY COMPANY REPORTS
SECOND QUARTER AND SIX MONTHS EARNINGS FOR FISCAL 2019
BURBANK, Calif. – The Walt Disney Company today reported quarterly earnings for its second fiscal quarter ended March 30, 2019. Diluted earnings per share (EPS) from continuing operations for the quarter increased 81% to $3.53 from $1.95 in the prior-year quarter. Excluding certain items affecting comparability(1), EPS for the quarter decreased 13% to $1.61 from $1.84 in the prior-year quarter. EPS from continuing operations for the six months ended March 30, 2019 increased to $5.42 from $4.86 in the prior-year period. Excluding certain items affecting comparability(1), EPS for the six months decreased 8% to $3.45 from $3.73 in the prior-year period.
“We’re very pleased with our Q2 results and thrilled with the record-breaking success of Avengers: Endgame, which is now the second-highest grossing film of all time and will stream exclusively on Disney+ starting December 11th,” said Robert A. Iger, Chairman and Chief Executive Officer, The Walt Disney Company. “The positive response to our direct-to-consumer strategy has been gratifying, and the integration of the businesses we acquired from 21st Century Fox only increases our confidence in our ability to leverage decades of iconic storytelling and the powerful creative engines across the entire company to deliver an extraordinary value proposition to consumers.”
On March 20, 2019, the Company acquired Twenty-First Century Fox (21CF) for cash and the issuance of 307 million shares. Results for the current quarter and six months reflect the consolidation of 11 days of 21CF and Hulu LLC (Hulu) activities. Revenue for 21CF for the 11 days totaled $373 million and operating income was $25 million.
The following table summarizes the second quarter and six-month results for fiscal 2019 and 2018 (in millions, except per share amounts):

	Quarter Ended			Six Months Ended
	March 30, 2019	March 31, 2018	Change	March 30, 2019	March 31, 2018	Change
Revenues	$14,922	$14,548	3%	$30,225	$29,899	1%
Segment operating income (1)	$3,816	$4,237	(10)%	$7,471	$8,223	(9)%
Net income from continuing operations (2)	$5,431	$2,937	85%	$8,219	$7,360	12%
Diluted EPS from continuing operations (2)	$3.53	$1.95	81%	$5.42	$4.86	12%
EPS excluding certain items affecting comparability (1)	$1.61	$1.84	(13)%	$3.45	$3.73	(8)%
Cash provided by continuing operations	$3,915	$4,526	(13)%	$6,014	$6,763	(11)%
Free cash flow (1)	$2,720	$3,463	(21)%	$3,624	$4,719	(23)%

(1)
EPS excluding certain items affecting comparability, segment operating income and free cash flow are non-GAAP financial measures. See the discussion on pages 9 through 12. The most significant item affecting comparability for the current quarter and six-months period was a non-cash gain recognized in connection with the acquisition of a controlling interest in Hulu (Hulu gain), see page 10. The most significant item affecting comparability for the prior-year quarter and six-months period was a net benefit from new U.S. federal income tax legislation (Tax Act).

(2)	Reflects amounts attributable to shareholders of The Walt Disney Company, i.e. after deduction of noncontrolling interests.

SEGMENT RESULTS
The following table summarizes the second quarter and six-month segment operating results for fiscal 2019 and 2018 (in millions). 21CF operating results for the current period are not included in our historical segments. Hulu operating results, including the 11 day period of consolidation and the periods Hulu was accounted for as an equity method investment, are reported in our Direct-to-Consumer & International segment:

	Quarter Ended			Six Months Ended
	March 30, 2019	March 31, 2018	Change	March 30, 2019	March 31, 2018	Change
Revenues:
Media Networks	$5,525	$5,508	—%	$11,446	$11,063	3%
Parks, Experiences and Products	6,169	5,903	5%	12,993	12,430	5%
Studio Entertainment	2,134	2,499	(15)%	3,958	5,008	(21)%
Direct-to-Consumer & International	955	831	15%	1,873	1,762	6%
21CF	373	—	nm	373	—	nm
Eliminations	(234)	(193)	(21)%	(418)	(364)	(15)%
	$14,922	$14,548	3%	$30,225	$29,899	1%
Segment operating income/(loss):
Media Networks	$2,185	$2,258	(3)%	$3,515	$3,501	—%
Parks, Experiences and Products	1,506	1,309	15%	3,658	3,263	12%
Studio Entertainment	534	874	(39)%	843	1,699	(50)%
Direct-to-Consumer & International	(393)	(188)	>(100)%	(529)	(230)	>(100)%
21CF	25	—	nm	25	—	nm
Eliminations	(41)	(16)	>(100)%	(41)	(10)	>(100)%
	$3,816	$4,237	(10)%	$7,471	$8,223	(9)%

Media Networks
Media Networks revenues for the quarter were comparable to the prior-year quarter at $5.5 billion and segment operating income decreased 3% to $2.2 billion.
The following table provides further detail of the Media Networks results (in millions):

	Quarter Ended			Six Months Ended
	March 30, 2019	March 31, 2018	Change	March 30, 2019	March 31, 2018	Change
Supplemental revenue detail:
Cable Networks	$3,708	$3,653	2%	$7,694	$7,486	3%
Broadcasting	1,817	1,855	(2)%	3,752	3,577	5%
	$5,525	$5,508	—%	$11,446	$11,063	3%
Supplemental operating income detail:
Cable Networks	$1,756	$1,728	2%	$2,499	$2,521	(1)%
Broadcasting	247	348	(29)%	655	639	3%
Equity in the income of investees	182	182	—%	361	341	6%
	$2,185	$2,258	(3)%	$3,515	$3,501	—%
Cable Networks
Cable Networks revenues for the quarter increased 2% to $3.7 billion and operating income increased 2% to $1.8 billion. Higher operating income was due to an increase at ESPN.
The increase at ESPN was due to higher affiliate revenue, partially offset by an increase in programming and production costs and a decrease in advertising revenue. Affiliate revenue growth reflected contractual rate increases, partially offset by a decline in subscribers. The increase in programming and production costs was due to contractual rate and production cost increases, partially offset by the benefit of a shift in the mix of College Football Playoff (CFP) games. Three host games aired in the current quarter, whereas two semi-final games and one host game aired in the prior-year quarter. Host games generally have a lower cost than semi-final games. Lower advertising revenue was due to a decrease in rates, partially offset by higher impressions. Impressions reflected an increase in units delivered, partially offset by lower average viewership. Advertising revenue was negatively impacted by the shift in mix of CFP games.
Broadcasting
Broadcasting revenues for the quarter decreased 2% to $1.8 billion and operating income decreased 29% to $247 million. The decrease in operating income was due to higher programming costs, lower program sales and a decrease in advertising revenue, partially offset by higher affiliate revenue from contractual rate increases.
Higher programming costs were due to an increase in production cost write-downs and in the average cost of network programming. The decrease in program sales included lower sales of Grey’s Anatomy and Criminal Minds, partially offset by higher sales of How to Get Away with Murder. Lower advertising revenue reflected lower average network viewership, partially offset by higher network rates.

Parks, Experiences and Products
Parks, Experiences and Products revenues for the quarter increased 5% to $6.2 billion and segment operating income increased 15% to $1.5 billion. Operating income growth for the quarter was due to growth at our domestic theme parks and resorts, increases at our consumer products business and cruise line and higher attendance and occupied room nights at Hong Kong Disneyland Resort. Results included an adverse impact from a shift in the timing of the Easter holiday. In the current year, the entire Easter holiday falls in the third quarter, while the second quarter of the prior year included one week of the Easter holiday.
Operating income growth at our domestic theme parks and resorts was due to increased guest spending and higher attendance and occupied room nights at Walt Disney World Resort, partially offset by higher costs. Guest spending growth was primarily due to increases in average ticket prices and food, beverage and merchandise spending. Higher costs were due to labor and other cost inflation and costs for new guest offerings.
The increase at our consumer products business was driven by growth at our games business, partially offset by a decrease at our merchandise licensing business. Operating income growth at our games business was due to the sale of rights to a video game and royalties from the licensed title Kingdom Hearts III, which was released in the current quarter. The decrease at our merchandise licensing business was driven by lower minimum guarantee shortfall recognition due to the adoption of ASC 606 (see page 5), partially offset by a favorable foreign currency impact.
The increase in operating income at our cruise line reflected the impact of the dry-dock of the Disney Magic in the prior-year quarter and higher average ticket prices.
Results at Shanghai Disney Resort were comparable to the prior-year quarter as an increase from higher average ticket prices was largely offset by lower attendance.

Studio Entertainment
Studio Entertainment revenues for the quarter decreased 15% to $2.1 billion and segment operating income decreased 39% to $534 million. Lower operating income was due to a decrease in theatrical and home entertainment distribution results, partially offset by an increase in TV/SVOD distribution.
The decrease in theatrical distribution results was due to the success of Black Panther and the continued performance of Star Wars: The Last Jedi in the prior-year quarter compared to Captain Marvel and no comparable Star Wars title in the current quarter.
The decrease in home entertainment results was due to lower unit sales reflecting the performance of Thor: Ragnarok and Star Wars: The Last Jedi in the prior-year quarter compared to no comparable Marvel or Star Wars titles in the current quarter. Other significant titles included Ralph Breaks the Internet in the current quarter and Coco in the prior-year quarter.
Growth in TV/SVOD distribution results was due to a benefit from the adoption of new revenue accounting guidance (see page 5) and increases in domestic pay television title availabilities and rates, partially offset by lower free television sales in part in anticipation of the launch support of Disney+.

Direct-to-Consumer & International
Direct-to-Consumer & International revenues for the quarter increased 15% to $955 million and segment operating loss increased from $188 million to $393 million. The increase in operating loss was due to our ongoing investment in ESPN+, which was launched in April 2018, costs associated with the upcoming launch of Disney+, a loss from the consolidation of Hulu and higher losses from streaming technology services, partially offset by an increase at our International Channels.
In the current quarter, 100% of Hulu’s operating results from March 20, 2019 to March 30, 2019 are included in the Direct-to-Consumer & International segment as a result of our acquisition of a controlling interest in Hulu. Prior to March 20, 2019, the Company’s ownership share of Hulu results was reported as equity in the loss of investees.
The increase at our International Channels was due to higher affiliate rates and lower sports programming costs.

ADOPTION OF NEW REVENUE RECOGNITION ACCOUNTING GUIDANCE
At the beginning of fiscal 2019, the Company adopted new revenue recognition accounting guidance (ASC 606). Results for fiscal 2019 are presented under ASC 606, while prior period amounts continue to be reported in accordance with our historical accounting.
The current quarter includes a $27 million unfavorable impact on segment operating income from the ASC 606 adoption. The most significant impacts were reductions of $63 million at Parks, Experiences and Products and $30 million at Media Networks, both of which reflected a change in timing of revenue recognition on contracts with minimum guarantees. These impacts were partially offset by a $71 million benefit at Studio Entertainment, which reflected a change in the timing of revenue recognition at our TV/SVOD distribution business.

OTHER FINANCIAL INFORMATION
Corporate and Unallocated Shared Expenses
Corporate and unallocated shared expenses increased $85 million to $279 million in the current quarter due to costs incurred in connection with the 21CF acquisition.
Restructuring Charges
During the quarter, the Company recorded charges totaling $662 million in connection with the acquisition and integration of 21CF. The charges consisted of $403 million of severance and related costs and $259 million for equity based compensation, primarily for 21CF awards that vested upon closing of the acquisition. These charges are recorded in “Restructuring and impairment charges” in the Condensed Consolidated Statements of Income.

Other income
Other income was as follows (in millions):

	Quarter Ended
	March 30, 2019	March 31, 2018	Change
Hulu Gain	$4,917	$—	nm
Insurance recoveries related to legal matters	46	38	21%
Other	—	3	—%
Other income	$4,963	$41	>100%
The Company acquired 21CF’s 30% interest in Hulu as part of the 21CF acquisition. As a result, upon the closing of the 21CF transaction, the Company owned a 60% interest in Hulu, began consolidating Hulu and recorded a one-time gain of $4.9 billion as a result of remeasuring our initial 30% interest in Hulu to fair value.
Interest expense, net
Interest expense, net was as follows (in millions):

	Quarter Ended
	March 30, 2019	March 31, 2018	Change
Interest expense	$(198)	$(172)	(15)%
Interest income, investment income and other	55	29	90%
Interest expense, net	$(143)	$(143)	—%
The increase in interest expense was due to higher average interest rates and financing costs related to the 21CF acquisition, partially offset by higher capitalized interest and market value adjustments on pay-floating interest rate swap options.
The increase in interest income, investment income and other was due to the inclusion of a $22 million benefit related to pension and postretirement plan costs, other than service cost. The Company adopted new accounting guidance in fiscal 2019 and now presents the elements of pension and postretirement plan costs other than service cost in “Interest expense, net.” The comparable net benefit of $6 million in the prior-year quarter was reported in “Costs and expenses.” The benefit in the current quarter was due to the expected return on plan assets exceeding interest expense on plan liabilities and amortization of prior net actuarial losses.

Equity in the Income (Loss) of Investees, net
Equity in the income (loss) of investees was as follows (in millions):

	Quarter Ended
	March 30, 2019	March 31, 2018	Change
Amounts included in segment results:
Media Networks	$182	$182	—%
Parks, Experiences and Products	—	(7)	nm
Direct-to-Consumer & International	(141)	(169)	17%
Vice Impairment	(353)	—	nm
Equity in the income / (loss) of investees, net	$(312)	$6	nm
Equity in the income / (loss) of investees decreased $318 million to a loss of $312 million for the quarter due to an impairment of our investment in Vice (Vice Impairment), partially offset by an impact from consolidating Hulu. In the the current quarter, 11 days of Hulu’s results are reported in revenues and expenses, whereas in the prior year, the Company recognized its share of Hulu’s results as equity in the loss of investees for the entire quarter.
Income Taxes
The effective income tax rate was as follows:

	Quarter Ended
	March 30, 2019	March 31, 2018	Change
Effective income tax rate	22.8%	20.7%	(2.1)	ppt
The increase in the effective income tax rate was due to the comparison to a $0.1 billion net tax benefit related to the Tax Act that was recognized in the prior-year quarter and an unfavorable impact in the current quarter from a change in our full year effective tax rate. The estimated full year effective rate is used to determine the quarterly income tax provision and is adjusted each quarter based on information available at the end of that quarter. These increases were partially offset by a reduction in the Company’s U.S. statutory federal income tax rate to 21.0% in fiscal 2019 from 24.5% in fiscal 2018.
Noncontrolling Interests

Net (income) loss attributable to noncontrolling interests was as follows (in millions):

	Quarter Ended
	March 30, 2019	March 31, 2018	Change
Net income attributable to noncontrolling interests	$(159)	$(178)	11%
The decrease in net income attributable to noncontrolling interests was due to a higher loss from our direct-to-consumer sports business and the consolidation of a loss at Hulu, partially offset by growth at ESPN and Hong Kong Disneyland Resort.
Net income attributable to noncontrolling interests is determined on income after royalties and management fees, financing costs and income taxes, as applicable.

Cash Flow
Cash provided by operations from continuing operations and free cash flow were as follows (in millions):

	Six Months Ended
	March 30, 2019	March 31, 2018	Change
Cash provided by operations - continuing operations	$6,014	$6,763	$(749)
Investments in parks, resorts and other property	(2,390)	(2,044)	(346)
Free cash flow (1)	$3,624	$4,719	$(1,095)

(1)	Free cash flow is not a financial measure defined by GAAP. See the discussion on pages 9 through 12.

Cash provided by operations for the first six months of fiscal 2019 decreased by $0.7 billion from $6.8 billion in the prior-year six months to $6.0 billion in the current six months. The decrease was driven by lower segment operating results and higher payments for interest and income taxes.

Capital Expenditures and Depreciation Expense
Investments in parks, resorts and other property were as follows (in millions):

	Six Months Ended
	March 30, 2019	March 31, 2018
Media Networks
Cable Networks	$41	$63
Broadcasting	55	45
Total Media Networks	96	108
Parks, Experiences and Products
Domestic	1,678	1,419
International	415	310
Total Parks, Experiences and Products	2,093	1,729
Studio Entertainment	39	52
Direct-to-Consumer & International	83	81
21CF	5	—
Corporate	74	74
Total investments in parks, resorts and other property	$2,390	$2,044
Capital expenditures increased by $346 million to $2.4 billion driven by higher spending on new attractions at our domestic theme parks and resorts.

Depreciation expense was as follows (in millions):

	Six Months Ended
	March 30, 2019	March 31, 2018
Media Networks
Cable Networks	$49	$57
Broadcasting	40	46
Total Media Networks	89	103
Parks, Experiences and Products
Domestic	719	727
International	368	367
Total Parks, Experiences and Products	1,087	1,094
Studio Entertainment	30	27
Direct-to-Consumer & International	67	49
21CF	4	—
Corporate	81	91
Total depreciation expense	$1,358	$1,364
Non-GAAP Financial Measures
This earnings release presents EPS excluding the impact of certain items affecting comparability, free cash flow and aggregate segment operating income, all of which are important financial measures for the Company, but are not financial measures defined by GAAP.
These measures should be reviewed in conjunction with the relevant GAAP financial measures and are not presented as alternative measures of EPS, cash flow or net income as determined in accordance with GAAP. EPS excluding certain items affecting comparability, free cash flow and aggregate segment operating income as we have calculated them may not be comparable to similarly titled measures reported by other companies.
EPS excluding certain items affecting comparability – The Company uses EPS excluding certain items to evaluate the performance of the Company’s operations exclusive of certain items affecting comparability of results from period to period. The Company believes that information about EPS exclusive of these items is useful to investors, particularly where the impact of the excluded items is significant in relation to reported earnings, because the measure allows for comparability between periods of the operating performance of the Company’s business and allows investors to evaluate the impact of these items separately from the impact of the operations of the business.

The following table reconciles reported EPS from continuing operations to EPS excluding certain items affecting comparability for the quarter.

(in millions except EPS)	Pre-Tax Income/Loss	Tax Benefit/Expense (1)	After-Tax Income/Loss (2)	EPS (3)	Change vs. prior year period
Quarter Ended March 30, 2019:
As reported	$7,237	$(1,647)	$5,590	$3.53	81%
Exclude:
Other income, net (4)	(4,963)	1,142	(3,821)	(2.48)
Restructuring and impairment charges (5)	662	(152)	510	0.33
Vice Impairment	353	(81)	272	0.18
Amortization of 21CF and Hulu intangible assets and fair value step-up on film and television costs	105	(24)	81	0.05
Excluding certain items affecting comparability	$3,394	$(762)	$2,632	$1.61	(13)%

Quarter Ended March 31, 2018:
As reported	$3,928	$(813)	$3,115	$1.95
Exclude:
One-time net benefit from the Tax Act	—	(134)	(134)	(0.09)
Other income, net (4)	(41)	11	(30)	(0.02)
Restructuring and impairment charges	13	(3)	10	0.01
Excluding certain items affecting comparability	$3,900	$(939)	$2,961	$1.84

(1)	Tax benefit/expense adjustments are determined using the tax rate applicable to the individual item affecting comparability.

(2)	Before noncontrolling interest share.

(3)	Net of noncontrolling interest share, where applicable. Total may not equal the sum of the column due to rounding.

(4)
Other income, net for the current quarter includes a non-cash gain recognized in connection with the acquisition of a controlling interest in Hulu ($4.9 billion) and insurance recoveries on a legal matter ($46 million). Other income in the prior-year quarter includes insurance recoveries on a legal matter ($38 million).

(5)	Reflects severance and equity-based compensation charges related to the acquisition and integration of 21CF ($662 million).

The following table reconciles reported EPS from continuing operations to EPS excluding certain items affecting comparability for the year.

(in millions except EPS)	Pre-Tax Income/Loss	Tax Benefit/Expense (1)	After-Tax Income/Loss (2)	EPS (3)	Change vs. prior year period
Six Months Ended March 30, 2019:
As reported	$10,668	$(2,292)	$8,376	$5.42	12%
Exclude:
Other income, net (4)	(4,963)	1,142	(3,821)	(2.52)
One-time net benefit from the Tax Act	—	(34)	(34)	(0.02)
Restructuring and impairment charges (5)	662	(152)	510	0.33
Vice Impairment	353	(81)	272	0.18
Amortization of 21CF and Hulu intangible assets and fair value step-up on film and television costs	105	(24)	81	0.05
Excluding certain items affecting comparability	$6,825	$(1,441)	$5,384	$3.45	(8)%

Six Months Ended March 31, 2018:
As reported	$7,673	$(85)	$7,588	$4.86
Exclude:
One-time net benefit from the Tax Act	—	(1,691)	(1,691)	(1.10)
Other income, net (4)	(94)	23	(71)	(0.05)
Restructuring and impairment charges	28	(6)	22	0.01
Excluding certain items affecting comparability	$7,607	$(1,759)	$5,848	$3.73

(1)	Tax benefit/expense adjustments are determined using the tax rate applicable to the individual item affecting comparability.

(2)	Before noncontrolling interest share.

(3)	Net of noncontrolling interest share, where applicable. Total may not equal the sum of the column due to rounding.

(4)
Other income, net for the current six-month period includes a non-cash gain recognized in connection with the acquisition of a controlling interest in Hulu ($4.9 billion) and insurance recoveries on a legal matter ($46 million). Other income in the prior-year six-month period included a gain from the sale of property rights ($53 million) and insurance recoveries on a legal matter ($38 million).

(5)	Reflects severance and equity-based compensation charges related to the acquisition and integration of 21CF ($662 million).
Free cash flow – The Company uses free cash flow (cash provided by operations less investments in parks, resorts and other property), among other measures, to evaluate the ability of its operations to generate cash that is available for purposes other than capital expenditures. Management believes that information about free cash flow provides investors with an important perspective on the cash available to service debt obligations, make strategic acquisitions and investments and pay dividends or repurchase shares.
Aggregate segment operating income – The Company evaluates the performance of its operating segments based on segment operating income, and management uses aggregate segment operating income as a measure of the performance of operating businesses separate from non-operating factors. The Company believes that information about aggregate segment operating income assists investors by allowing them to evaluate changes in the operating results of the Company’s portfolio of businesses separate from non-operational factors that affect net income, thus providing separate insight into both operations and the other factors that affect reported results.
A reconciliation of income from continuing operations before income taxes to segment operating income is as follows (in millions):

	Quarter Ended		% Change	Six Months Ended		% Change
(in millions)	March 30, 2019	March 31, 2018	Better/ (Worse)	March 30, 2019	March 31, 2018	Better/ (Worse)
Income from continuing operations before income taxes	$7,237	$3,928	(84)%	$10,668	$7,673	39%
Add/(subtract):
Corporate and unallocated shared expenses	279	194	(44)%	440	344	(28)%
Restructuring and impairment charges	662	13	>(100)%	662	28	>(100)%
Other income	(4,963)	(41)	>100%	(4,963)	(94)	>100%
Interest expense, net	143	143	—%	206	272	24%
Amortization of 21CF and Hulu intangible assets and fair value step-up on film and television costs	105	—	nm	105	—	nm
Vice Impairment	353	—	nm	353	—	nm
Segment Operating Income	$3,816	$4,237	(10)%	$7,471	$8,223	(9)%

CONFERENCE CALL INFORMATION
In conjunction with this release, The Walt Disney Company will host a conference call today, May 8, 2019, at 4:30 PM EDT/1:30 PM PDT via a live Webcast. To access the Webcast go to www.disney.com/investors. The discussion will be archived.

FORWARD-LOOKING STATEMENTS
Management believes certain statements in this earnings release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are made on the basis of management’s views and assumptions regarding future events and business performance as of the time the statements are made. Management does not undertake any obligation to update these statements.
Actual results may differ materially from those expressed or implied. Such differences may result from actions taken by the Company, including restructuring or strategic initiatives (including capital investments or asset acquisitions or dispositions), as well as from developments beyond the Company’s control, including:

•	changes in domestic and global economic conditions, competitive conditions and consumer preferences;

•	adverse weather conditions or natural disasters;

•	health concerns;

•	international, political, regulatory, or military developments; and

•	technological developments.
Such developments may affect entertainment, travel and leisure businesses generally and may, among other things, affect:

•	the performance of the Company’s theatrical and home entertainment releases;

•	the advertising market for broadcast and cable television programming;

•	demand for our products and services;

•	expenses of providing medical and pension benefits;

•	income tax expense;

•	performance of some or all company businesses either directly or through their impact on those who distribute our products; and

•	achievement of anticipated benefits of the recent 21st Century Fox transaction.
Additional factors are set forth in the Company’s Annual Report on Form 10-K for the year ended September 29, 2018 under Item 1A, “Risk Factors,” and subsequent reports.

THE WALT DISNEY COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(unaudited; in millions, except per share data)

	Quarter Ended		Six Months Ended
	March 30, 2019	March 31, 2018	March 30, 2019	March 31, 2018
Revenues:
Services	$13,006	$12,520	$25,872	$25,504
Products	1,916	2,028	4,353	4,395
Total revenues	14,922	14,548	30,225	29,899
Costs and expenses:
Cost of services (exclusive of depreciation and amortization)	(7,167)	(6,313)	(14,731)	(13,637)
Cost of products (exclusive of depreciation and amortization)	(1,209)	(1,228)	(2,646)	(2,633)
Selling, general, administrative and other	(2,327)	(2,239)	(4,479)	(4,326)
Depreciation and amortization	(828)	(731)	(1,560)	(1,473)
Total costs and expenses	(11,531)	(10,511)	(23,416)	(22,069)
Restructuring and impairment charges	(662)	(13)	(662)	(28)
Other income	4,963	41	4,963	94
Interest expense, net	(143)	(143)	(206)	(272)
Equity in the income / (loss) of investees, net	(312)	6	(236)	49
Income from continuing operations before income taxes	7,237	3,928	10,668	7,673
Income taxes from continuing operations	(1,647)	(813)	(2,292)	(85)
Net income from continuing operations	5,590	3,115	8,376	7,588
Income (loss) from discontinued operations (net of income taxes of $5, $0, $5 and $0, respectively)	21	—	21	—
Consolidated net income	5,611	3,115	8,397	7,588
Less: Net income attributable to noncontrolling interests	(159)	(178)	(157)	(228)
Net income attributable to The Walt Disney Company (Disney)	$5,452	$2,937	$8,240	$7,360

Earnings per share attributable to Disney:
Continuing operations	$3.53	$1.95	$5.42	$4.86
Discontinued operations	0.01	—	0.01	—
Diluted	$3.55	$1.95	$5.43	$4.86

Continuing operations	$3.55	$1.95	$5.44	$4.88
Discontinued operations	0.01	—	0.01	—
Basic	$3.56	$1.95	$5.46	$4.88

Weighted average number of common and common equivalent shares outstanding:
Diluted	1,537	1,510	1,517	1,515

Basic	1,530	1,503	1,510	1,507

THE WALT DISNEY COMPANY
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited; in millions, except per share data)

	March 30, 2019	September 29, 2018
ASSETS
Current assets
Cash and cash equivalents	$10,108	$4,150
Receivables	14,593	9,334
Inventories	1,445	1,392
Television costs and advances	5,408	1,314
Other current assets	1,257	635
Assets held for sale	1,466	—
Total current assets	34,277	16,825
Film and television costs	24,353	7,888
Investments	4,080	2,899
Parks, resorts and other property
Attractions, buildings and equipment	57,991	55,238
Accumulated depreciation	(33,132)	(30,764)
	24,859	24,474
Projects in progress	4,984	3,942
Land	1,174	1,124
	31,017	29,540
Intangible assets, net	26,985	6,812
Goodwill	75,057	31,269
Noncurrent assets held for sale - discontinued operations	13,182	—
Other assets	5,391	3,365
Total assets	$214,342	$98,598

LIABILITIES AND EQUITY
Current liabilities
Accounts payable and other accrued liabilities	$20,503	$9,479
Current portion of borrowings	19,158	3,790
Deferred revenue and other	4,281	4,591
Liabilities held for sale	434	—
Total current liabilities	44,376	17,860
Borrowings	37,803	17,084
Deferred income taxes	11,208	3,109
Noncurrent liabilities held for sale - discontinued operations	2,659	—
Other long-term liabilities	12,854	6,590
Commitments and contingencies
Redeemable noncontrolling interests	1,103	1,123
Equity
Preferred stock	—	—
Common stock, $0.01 par value, Authorized – 4.6 billion shares, Issued – 1.8 billion shares at March 30, 2019 and 2.9 billion shares at September 29, 2018	53,419	36,779
Retained earnings	41,212	82,679
Accumulated other comprehensive loss	(3,786)	(3,097)
	90,845	116,361
Treasury stock, at cost, 19 million shares at March 30, 2019 and 1.4 billion shares at September 29, 2018	(907)	(67,588)
Total Disney Shareholders’ equity	89,938	48,773
Noncontrolling interests	14,401	4,059
Total equity	104,339	52,832
Total liabilities and equity	$214,342	$98,598

THE WALT DISNEY COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited; in millions)

	Six Months Ended
	March 30, 2019	March 31, 2018
OPERATING ACTIVITIES
Net income from continuing operations	$8,376	$7,588
Depreciation and amortization	1,560	1,473
Gain on acquisition	(4,917)	—
Deferred income taxes	1,190	(1,623)
Equity in the (income) / loss of investees	236	(49)
Cash distributions received from equity investees	370	389
Net change in film and television costs and advances	(281)	(490)
Equity-based compensation	475	194
Other	121	155
Changes in operating assets and liabilities, net of business acquisitions:
Receivables	(386)	(1,004)
Inventories	(19)	64
Other assets	46	(248)
Accounts payable and other liabilities	(283)	(92)
Income taxes	(474)	406
Cash provided by operations - continuing operations	6,014	6,763

INVESTING ACTIVITIES
Investments in parks, resorts and other property	(2,390)	(2,044)
Acquisitions	(9,901)	(1,581)
Other	(392)	(180)
Cash used in investing activities - continuing operations	(12,683)	(3,805)

FINANCING ACTIVITIES
Commercial paper borrowings, net	376	1,372
Borrowings	31,145	1,048
Reduction of borrowings	(17,398)	(1,350)
Dividends	(1,310)	(1,266)
Repurchases of common stock	—	(2,608)
Proceeds from exercise of stock options	83	91
Other	(200)	(169)
Cash provided by / (used in) financing activities - continuing operations	12,696	(2,882)

CASH FLOWS FROM DISCONTINUED OPERATIONS
Cash used in operations - discontinued operations	(35)	—

Impact of exchange rates on cash, cash equivalents and restricted cash	75	55

Change in cash, cash equivalents and restricted cash	6,067	131
Cash, cash equivalents and restricted cash, beginning of period	4,155	4,064
Cash, cash equivalents and restricted cash, end of period	$10,222	$4,195

Contacts:

Zenia Mucha
Corporate Communications
818-560-5300

Lowell Singer
Investor Relations
818-560-6601